Exhibit 10.3

AMENDMENT NO. 1 TO EXECUTIVE EMPLOYMENT AGREEMENT

This is Amendment No. 1, dated November 13, 2017 (this “Amendment No. 1”), to an Executive Employment Agreement dated February 15, 2017 (the “Employment Agreement”), between Cesca Therapeutics Inc., a Delaware corporation (the “Company”), and Vivian Liu, an individual residing in the State of California (“Executive”). Capitalized terms used in this Amendment No. 1 and not otherwise defined herein shall have the meanings ascribed thereto in the Employment Agreement.

Background

WHEREAS, pursuant to the terms of the Employment Agreement, Executive is employed as Chief Operating Officer of the Company; and

WHEREAS, Section 4.4 of the Employment Agreement provides for certain annual equity grants to be made to Executive in connection with her employment; and

WHEREAS, the Company and the Executive desire to hereby amend Section 4.4 of the Employment Agreement in the manner set forth below.

NOW, THEREFORE, the parties hereto intending to be legally bound hereby, and in consideration of the mutual covenants herein contained, agree as follows:

Terms

1.           Section 4.4 of the Employment Agreement is hereby deleted in its entirety and replaced with the following:

4.4     Stock Option Grants. On a date to be determined by the Compensation Committee of the Board of Directors (but no later than December 29, 2017), Executive will be granted an option to purchase up to 250,000 shares of the Company Common Stock (“Options”) under the Company’s 2016 Equity Incentive Plan, as amended, (the “Plan”) pursuant to an option agreement in the form determined by the Board of Directors (the “Option Agreement”). Subject to the terms and conditions of the Option Agreement, the Options will vest as to 20% of the shares subject to the Option (the “Option Shares”) on each of the first five anniversaries of the grant date; provided, however, that the Options shall not be exercisable unless and until the stockholders of the Company approve the November 2017 amendment to the Plan increasing the number of shares issuable under the Plan to 1,3250,000 shares, and only if such amendment is approved by the stockholders within one year of the adoption of the amendment. The exercise price of the Options will be equal to 100% of the fair market value of share of Employer Common Stock on the grant date, and the Options will expire on the tenth anniversary of the Effective Date. In the event of a conflict between the terms hereof and the terms of the Option Agreement and/or the Plan, the terms of the Option Agreement and/or the Plan will control. The foregoing equity grant will be in addition to any grants made to Executive prior to November 13, 2017. The Board may, in its absolute discretion, choose to grant Executive additional options in the future.

2.      Nothing set forth in this Amendment No. 1 shall affect any equity grants made to Executive prior to the date of this Amendment No. 1.

3.     This Amendment No. 1 may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one document.

4.      This Amendment No. 1, together with the Employment Agreement, contains the final, complete, and exclusive expression of the parties’ understanding and agreement concerning the matters contemplated herein and supersedes any prior or contemporaneous agreement of representation, oral or written, among them.

5.      This instrument shall be binding upon, and shall inure to the benefit of, each of the parties’ respective personal representatives, heirs, successors, and assigns.

6.      This instrument shall be governed by, and construed and enforced in accordance with the laws of the State of California, and any disputes arising hereunder shall be resolved in the manner set forth in Section 11 of the Employment Agreement.

IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 on the day and year first written above.

CESCA THERAPEUTICS INC.

By:	/s/ Xiaochun Xu
Xiaochun (Chris) Xu, President

EXECUTIVE

By:	/s/ Vivian Liu
Vivian Liu, individually

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